ASSIGNMENT AND ASSUMPTION AGREEMENT made this 30th day of November, 1995 between Techscience Industries, Inc., a publicly owned Delaware corporation with a class of securities registered pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the"34 Act") with temporary offices at 3 Rockaway Place, Parsippany, New Jersey 07054 (the "Company") and Joseph W. Hafesh, residing at 300 Winston Drive. Apt. 2704 Cliffside Park, NJ 07010 ("Hafesh"), in his capacity as sole agent for and on behalf of Biocomp, Inc., a Delaware corporation that operated as a wholly owned subsidiary of the Company ("Bio").

                               W I T N E S E T H:

         WHEREAS, The Company is the record and beneficial owner of certificate No.19 representing all 4,740,000 issued and outstanding shares of Common Stock, $.01 par value per share (the "Shares") of Bio;

         WHEREAS, The debts and obligation of Bio, as reflected on the Company's unaudited financial statements for the nine months ended July 31, 1991 contained in its Form 10-Q Quarterly Report filed with the Securities and Exchange Commission aggregated approximately $259,500 and which are enumerated on Schedule "A" annexed to this agreement (the "Agreement") and hereby incorporated herein by reference (the "Reported Obligations"); and

         WHEREAS, The debts and obligation of Bio, incurred during the period August 1, 1991 through August 26, 1993, the last day of operations thereof, and not reflected on the Company's unaudited financial statements aggregated $208,333 and which are enumerated on Schedule "B" annexed to this Agreement and hereby incorporated herein by reference (the"Non-Reported Obligations"); and

         WHEREAS, The Company desires to transfer the Reported Obligations and the Non-Reported Obligations, aggregating $467,833 (hereinafter collectively referred to as the "Obligations") and the Shares to Hafesh, and Hafesh is willing to assume the Obligations and accept the Shares from the Company on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, mutual covenants hereinafter set forth, and mutual benefits to be derived herefrom, the existence, receipt and adequacy of which are hereby acknowledged and accepted, the parties hereby agree as follows:

         1. RECITALS CONFIRMED. All of the recitals hereinabove stated are confirmed by each of the parties hereto as being in all respects true and correct and the same are hereby incorporated into this agreement (the "Agreement") by reference.

         2. TRANSFER OF THE SHARES. The Company hereby, assigns, transfers and delivers the Shares to Hafesh and Hafesh hereby accepts a certificate representing the Shares in transferrable form, with stock power attached, endorsed in blank with signature guaranteed. The Shares represent and constitute the Company's entire equity interest in Bio.

         3. ASSUMPTION OF THE OBLIGATIONS. Upon delivery of the Shares, and solely by virtue of his taking possession thereof, Hafesh shall assume and thereafter be solely responsible for the payment and discharge of the Obligations. In this regard, it is the specific intent of Hafesh and the Company and they hereby agree, accept and consent that this Agreement is and shall be the legal and practical equivalent of a bill of sale of the Obligations from the Company to Hafesh, that after the execution of this Agreement Hafesh shall be the sole record and beneficial owner of the Obligations and the Company shall have no further duty with respect thereto.

         4. PURCHASE PRICE. Simultaneously with the execution of this Agreement, the Company shall pay to Hafesh for Hafesh's assumption of the Obligations, and Hafesh hereby accepts as full and fair consideration for the risks attendant upon his assumption of the Obligations, the aggregate sum of Seventy Five Thousand and 00/100 ($75,000.00) Dollars, the receipt and adequacy of which is hereby acknowledged and accepted by Hafesh (the "Consideration"). By virtue of their respective execution of this Agreement, the parties hereby acknowledge and accept that the Consideration represents a fair, just and reasonable price for the assumption of the Obligations and the attendant transfer of the Shares attendant upon the ownership thereof.

         5. CLOSING AND CONSUMMATION. The transfer of the Shares and the assumption of the Obligations shall be consummated simultaneously with the execution of this Agreement or as soon thereafter as possible. The Company shall make delivery to Hafesh of a certificate or certificates representing the Shares made the subject hereof in transferable form together with a certified or cashier's cheek representing the Consideration.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company, by virtue of its execution of this Agreement, hereby represents and warrants to Hafesh as follows:

             (a) The Company is the sole record and beneficial owner of the Shares which Shares are duly and validly issued, fully paid, non-assessable, and are free and clear of any and all liens, claims and encumbrances of any kind, nature or description;

             (b) The Company has full power, right and authority to execute and perform this Agreement in the time and manner contemplated; and to transfer the Shares made the subject hereof. The execution and performance of this Agreement and the delivery of the Shares will not result in a breach of or violate the provisions of any contract or agreement to which the Company is a party or to which the Shares are or may be the subject;

             (c) The Shares represent the Company's entire equity and/or other interest in Bio and following the sale and delivery of the Shares to Hafesh, the Company will have no further ownership interest in the Shares or the assets or liabilities of Bio represented thereby; Company;

             (d) The Obligations represent all of the debts and obligation of Bio known to the

             (e) The Company hereby remises and releases Bio from any and all debts or obligations owed by it directly to the Company, whether for cash advances or otherwise as well as for any claim to the assets of Bio including the Techscience logo; and

             (f) The Company will utilize its best efforts to settle and/or compromise the $12,500 in Reported Obligations remaining with the Company for as small a monetary amount as may be possible; and in connection therewith, will sollicit the aid and assistance of Hafesh.

         7. REPRESENTATIONS AND WARRANTIES OF HAFESH. By virtue of the execution of this Agreement, Hafesh hereby represents and warrants to the Company as follows:

             (a) Hafesh has full power and authority to assume the Obligations, accept the Shares and execute this Agreement;

             (b) Hafesh or his representatives have had access to such records of the Company and Bio as he and/or they wish to examine and are relying and entering into this Agreement upon their own independent findings and due diligence investigations concerning Bio and upon no representations, statements or warranties or any obligations to make any representations of the Company;

             (c) The execution of this Agreement will not result in a beach of or constitute a default under any existing agreement, indenture or other instrument to which Hafesh is a party or by which Hafesh, the Obligations or the Shares may be bound or affected;

             (d) Hafesh has not relied upon or been induced by any statements, representations or warranties (whether expressed, implied in fact or implied by law) of any kind, nature or description made by the Company concerning the business or affairs of Bio, its chances of success or any capital appreciation that may occur with respect to the Shares; and has accepted the Shares in accordance with and subject to the terms hereof and premises covered hereunder strictly and only on an "as is" basis; and

             (e) The Reported Obligations represent all but $12,500 of the total liabilities of the Company as reflected in its periodic filings under the Securities Exchange Act of 1934; and there are no other debts, obligations, lawsuits or liabilities for which the Company is responsible.

         8. NO RESTRICTIONS ON TRANSFER. The Company hereby warrants and represents that there are no restrictions on the transfer of the Shares except such, if any, as appear on the face of the certificates or are imposed by operation of law, that there are not options, warrants or rights pertaining thereto, and that the Company has the right to transfer such stock free of any encumbrances and without the consent of any person, or any governmental agency whatsoever.

         9. INDEMNIFICATION. The Company hereby indemnifies and holds Hafesh harmless from and against any and all costs and expenses, including reasonable attorney's fees, attendant upon: (i) any third party claiming any interest in the Shares; and (ii) the first $12,500 in liabilities remaining in the Company after the removal of the Obligations. Hafesh, by virtue of his former position as President and Chief Executive Officer of the Company, hereby indemnifies and holds the Company harmless fi.om and against any and all costs and expenses, including reasonable attorney's fees, attendant upon the debts and obligations of Bio in excess of the amount of the Obligations as well as the liabilities of the Company in excess of the $12,500 referenced in Paragraph 7(e).

         10. INVESTMENT INTENT. Hafesh hereby represents, warrants covenants and agrees that it has been advised, and by the execution of this Agreement, hereby agrees, accepts and acknowledges as follows with respect to the Shares:

             (a) That none of the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities law, and that the Company will be relying upon an exemption from registration based upon the investment representations of Hafesh; and

             (b) Hafesh will be acquiring the Shares for investment purposes and without any view to the transfer or resale thereof and that such shares shall not be sold, transferred, assigned, pledged or hypothecated in violation of the Security Act, or the applicable securities laws of any state.

         11. ASSIGNMENTS. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         12. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the parties with respect to the subject matter of this Agreement, and that there exists nor oral agreement or understanding, express or implied liability, whereby the absolute final and unconditional character and nature of said Agreement shall be in any way invalidated, empowered or affected. There are no representations or warranties other than those set forth herein.

         13. LAWS OF THE STATE OF NEW JERSEY. This Agreement shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of New Jersey irrespective of the place of domicile or residence of either party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the Superior Court of the State of New Jersey, Essex County, and further agree and consent that service of process in any such action or proceeding outside of the State of New Jersey or Essex County shall be tantamount to service in person within Essex County, New Jersey, and shall confer personal jurisdiction upon the said court.

         14. NOTICES. Ail notices that are required to be or may be sent pursuant to the provisions of this Agreement shall be in writing, mailed by certified or registered mail, return receipt requested or overnight package delivery service, shall be addressed to the other at his address as hereinbefore stated or to such other address as may have been furnished by any party to the other in writing, and shall be deemed to be given on the date of mailing thereof or the date of the airbill in accordance with the foregoing.

         15. ORIGINALS. This Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

         16. ADDRESS OF PARTIES. Each party shall at all times keep the other informed of its principal place of business or residence if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new principal place of business or residence.

         17. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind.

         18. EXPENSES. Regardless of whether or not the transaction contemplated herein is consummated, each party shall pay and be responsible for its own share of costs and expenses incurred in connection with this Agreement and transactions contemplated hereby.

         19. BROKER'S FEE. The Secured Party and Hafesh hereby represent and warrant to each other that no broker is entitled to any brokerage commission in connection with the transaction contemplated herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



   /s/ JOSEPH HAFESH
   -------------------------------
       Joseph W. Hafesh



                                            Techscience Industries, Inc.


                                            By:  /s/ JAMES T. WOLL
                                                 -------------------------------
                                                     James T. Woll, President